EXHIBIT 23.3

上海市浦东新区银城中路68号时代金融中心41层 邮政编码 200120

41st Floor, Times Financial Center, No. 68 Yincheng Middle Road, Pudong New District, Shanghai

电话/Tel：+(8621) 6074 2939

网址/Web: http://www.zhihenglawyer.com

2025年8月26日

FARMMI, INC.  (the “Company”)

Fl 1, Building No. 1, 888 Tianning Street, Liandu District

Lishui, Zhejiang Province

People’s Republic of China 323000

RE: Consent Letter on FARMMI, INC. – Form F-3

Dear Sirs/Madams,

尊敬的先生/女士：

We, Guangdong Zhiheng (Shanghai) Law Firm, are attorneys qualified to practice law in the People’s Republic of China (the “PRC”, for the purpose of this letter only, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan). We are acting as the PRC legal counsel to Farmmi, Inc (the “Company”) in connection with the registration statement on Form F-3 (including all amendments or supplements thereto, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended.

本所[广东知恒（上海）律师事务所]的律师具备在中华人民共和国（“中国”，仅为本函之目的，不包括香港特别行政区、澳门特别行政区及台湾地区）执业的资格。本所作为农米良品公司（“公司”）的中国法律顾问，就公司依据经修订的《1933年美国证券法》向美国证券交易委员会（“SEC”）提交的 Form F-3 注册声明（包括所有修订及补充文件，下称“注册声明”）出具本同意函。

We hereby consent to the reference of our name in the Registration Statement and to the filing of this consent letter as an exhibit to the Registration Statement with the SEC.

我们特此同意在注册声明中提及本所的名称，并同意将本同意函作为附件提交至 SEC。

In giving such consent, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or under the U.S. Securities Exchange Act of 1934, as amended, or the regulations promulgated thereunder.

在给予上述同意时，本所并不因此承认我们属于《经修订的1933年美国证券法》第7条、《经修订的1934年美国证券交易法》或其下颁布的相关法规项下要求取得同意的人员类别。

Yours faithfully,

Guangdong Zhiheng (Shanghai) Law Firm